Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference to the Registration Statement on Form S-8 (File No. 333-213150) of Zoned Properties, Inc. of our report dated March 30, 2021, relating to the consolidated financial statements of Zoned Properties, Inc. which appear in this Form 10-K.

D. Brooks and Associates CPAs, P.A.

Palm Beach, FL

March 30, 2021